SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2007

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21640 (Commission File Number)	88-0136443 (I.R.S. Employer Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada (Address of principal executive offices)	89102 (Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. Other Events.

As previously reported, Station Casinos, Inc. (“the Company”) is aware of six lawsuits that challenge either the proposal from Fertitta Colony Partners LLC, a Nevada limited liability company (“FCP”), to acquire all of the Company’s outstanding common stock for $82 per share in cash or the definitive merger agreement among the Company, FCP, and FCP Acquisition Sub, a Nevada corporation, pursuant to which FCP agreed to purchase all of the Company’s outstanding common stock for $90 per share in cash (the “Merger”).  All of these lawsuits have been consolidated into a single action under the heading In re Station Casinos Shareholder Litigation, Master Case No. A-532367, Dept. No. 13, District Court of Clark County, Nevada (the “District Court”).  On June 1, 2007, the plaintiffs in these actions filed an amended consolidated class action complaint (the “Amended Complaint”) in the District Court against the Company, the Company’s directors, Frank J. Fertitta III, Lorenzo J. Fertitta, Blake L. Sartini and Delise F. Sartini, Colony Capital, LLC (“Colony”), Colony Capital Acquisitions, LLC (“Colony Acquisitions”) and FCP. The Amended Complaint alleges that the Company’s directors breached their fiduciary duties to the Company and its stockholders by, among other things, failing to engage in a sale transaction that would maximize value to the Company’s stockholders and omitting material information from the preliminary proxy statement filed by the Company with the Securities and Exchange Commission on May 7, 2007 regarding the Merger transaction, such as a discussion of whether the defendants considered alternative transaction forms or a detailed description of whether Bear, Stearns & Co., Inc., financial advisor to the special committee of the Company's board of directors, performed any sensitivity studies or whether its valuation of the Company assumed that the Company would be split into separate operating and holding companies.  The Amended Complaint also alleges that Frank J. Fertitta III, Lorenzo J. Fertitta, Blake L. Sartini, Delise F. Sartini, FCP, Colony and Colony Acquisitions knowingly aided and abetted the Company’s directors in breaching their fiduciary duties to the Company’s public stockholders.  Additionally, the Amended Complaint seeks an injunction preliminarily and permanently enjoining the defendants from proceeding with, consummating or closing the Merger transaction, and demands that the plaintiffs be awarded their costs and disbursements incurred in connection with this action, including reasonable attorneys’ fees and reimbursement of expenses.

Although no assurances can be made with respect to any litigation, the Company believes all of the allegations of wrongdoing in the Amended Complaint to be without merit and denies any wrongdoing. In addition, the Company has been advised that the other defendants named in the Amended Complaint believe all of the allegations of wrongdoing in the Amended Complaint to be without merit and deny any breach of duty to or other wrongdoing with respect to the plaintiff class.

The foregoing description of the Amended Complaint does not purpose to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Amended Complaint which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Shareholders’ Amended Consolidated Class Action Complaint filed in the District Court of Clark County, Nevada and dated June 1, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: June 7, 2007	By:	/s/ Thomas M. Friel
Thomas M. Friel Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Shareholders’ Amended Consolidated Class Action Complaint filed in the District Court of Clark County, Nevada and dated June 1, 2007.